FOCUS Enhancements Reports Fourth Quarter and Year-End 2004 Results

Company Targeting Over 40% Systems Business Annual Revenue Growth in 2005

CAMPBELL, CA -- 03/08/2005 -- FOCUS Enhancements, Inc. (NASDAQ: FCSE), a worldwide leader in video production and conversion technology, today announced financial results for its fourth quarter and year-end 2004.

Fourth Quarter 2004

Revenue for the fourth quarter was $5.1 million compared to $7.4 million reported for the same quarter of 2003. Revenue for the fourth quarter of 2003 included $2.6 million more in revenue of FS-454 chip sales, which were primarily to Microsoft, than in the fourth quarter of 2004. As anticipated, research and development (R&D) expenses increased significantly and were $3.3 million for the quarter, compared to $1.1 million in the fourth quarter a year ago. The Semiconductor Business increased its R&D spending to $2.0 million for the fourth quarter of 2004, compared to $513,000 for the fourth quarter of 2003, reflecting additional investments related to the company's Ultra Wideband (UWB) initiative. The Systems Business increased its R&D spending by $710,000 to $1.3 million for the fourth quarter of 2004, compared to $590,000 for the fourth quarter of 2003. This increase is a result of the company's 2004 investment in digital asset management and digital signage technologies as a result of the acquisitions of COMO Computer & Motion GmbH and Visual Circuits Corporation. Net loss for the quarter was $4.3 million, or $0.08 per share, versus a net loss of $490,000, or $0.01 per share, in the same quarter of 2003.

Brett Moyer, president and chief executive officer for FOCUS Enhancements Inc., stated, "As we had previously announced, product delays in the fourth quarter impacted revenue, but positioned us with a much higher than usual level of product backlog, particularly in the Systems Business. Our new MX-4 DV and FS-4 products recently began shipping and we look forward to a strong start in 2005."

Moyer continued, "Our Systems Business products have the potential to gain traction in new markets, and we believe that 2005 looks to be very promising. To exploit new high-definition product opportunities, we have strengthened our organization by creating four new positions in strategic and business development to drive sales, technical development and marketing support for these fast growing digital asset management, digital signage and video production markets. Three positions have been filled -- two were hired from outside the company while one was filled internally -- and we anticipate hiring the fourth shortly."

Moyer continued, "In 2004, FOCUS Enhancements continued to successfully build upon its UWB technology initiatives, with the fruits of our UWB research being demonstrated at the International Consumer Electronics Show (CES) in January. Our live demonstrations proved our sustained strength and leadership in providing the industry standard for UWB performance. We remain on track to sample UWB chips by mid-year and begin taking production orders late in the second half of 2005."

In November 2004, FOCUS Enhancements received approximately $6.0 million in gross proceeds through a private placement of its common stock and warrants and obtained a commitment from a bank for up to $4.0 million in accounts receivable financing under a secured line of credit, backed by a personal guarantee from Carl Berg, a director of the Company and a significant shareholder. The Company had no borrowings under this secured line of credit as of December 31, 2004. The cash and cash equivalents balance at December 31, 2004 was $3.4 million.

Year 2004

About the fiscal year, Moyer commented, "2004 was a year of investment for FOCUS Enhancements, as we laid the foundation for future growth with substantial investments in new product development, both internally in our Semiconductor Business and via our Systems Business' acquisitions of Visual Circuits and COMO in the first half of the year. As planned, some of these investments are contributing to financial results in the near term. Others, most specifically our market leading UWB technology, address potentially huge markets and are positioned to begin production shipments late in the second half of 2005 or early in 2006."

Revenue for the year ended December 31, 2004 was $20.0 million compared to $26.6 million reported for the 2003 year. Revenue for 2003 included $8.0 million more in revenue of FS-454 chip sales, which was primarily to Microsoft, than in 2004. Net loss for the 2004 period was $11.0 million, or $0.22 per share, versus a net loss of $1.7 million, or $0.04 per share, in 2003.

Financial Guidance

Gary Williams, chief financial officer of FOCUS Enhancements, stated, "Fourth quarter gross margins, as a percentage of revenue, were significantly below our forecast as a result of the lower revenue, change in product mix and the inclusion of approximately $381,000 of charges related to inventory obsolescence. We expect first quarter gross margin to return to margins in the high 30s percent range."

Moyer added, "We anticipate revenues in the first quarter to be between $5.6 million and $6.0 million and full-year 2005 revenue to be in the range of $25 million to $27 million. This projection anticipates a 40 plus percent annual revenue growth in the Systems Business. We expect to continue to invest heavily in UWB in the first and second quarters of 2005 with expenditures tapering off throughout the year. Therefore, we anticipate a first quarter loss between $0.08 and $0.09 per share."

Moyer concluded, "We are confident the increased depth of products in our Systems Business and keen focus on sales will drive increased revenue in the first half of 2005 compared to the second half of 2004. Later in the year, we are optimistic we will gain key design wins to position us for a strong semiconductor product cycle built upon delivering production quality UWB chips beginning in late 2005."

Recent Highlights

Semiconductor Business:

--  In January, hosted UWB and the Wireless World Analysts' Presentation during CES in Las Vegas.  Twelve companies were featuring products using
    FOCUS Enhancements semiconductor chips.
--  In January, performed live demonstrations of its UWB technology transmitting through a wall at CES.
Systems Business:
--  Today, management announced its strategy to increase market share in the Systems Business as high-definition product acceptance rises.
--  In March, the company began shipping the FireStore FS-4 Portable
    Direct To Edit™ (DTE) Recorder.
--  In February, Canon announced it selected FOCUS' FireStore FS-4 DTE technology for distribution via its authorized dealers in the U.S.
--  In February, announced the appointment of Peter Mor as senior vice president of engineering and operations.
--  In January, began shipping the MX-4 DV digital video mixer.
Investor Conference Call

The company will host a shareholder conference call to discuss the fourth quarter and year-end 2004 results March 8, 2005 at 1:30 pm PST after which management will host a question and answer session. The conference call will be broadcast live over the Internet at www.focusinfo.com, and the webcast will be available through April 8, 2005. If you do not have Internet access, the telephone dial-in number is 706-634-0182 for domestic and international participants. Please dial in five to ten minutes prior to the beginning of the call at 1:30 p.m. PST (4:30 p.m. EST). A telephone replay will be available through March 10, 2005; dial 706-645-9291, and enter access code 4422586.

About FOCUS Enhancements, Inc.

FOCUS Enhancements, Inc. (NASDAQ: FCSE) is a leading designer of world-class solutions in advanced, proprietary video technology. Headquartered in Campbell, CA, FOCUS Enhancements designs, develops, and markets video solutions in two distinct markets: advanced proprietary video conversion integrated circuits (ICs) and affordable, high quality, digital-video conversion and video production equipment. Semiconductor IC products include designs for PCs, game cards, internet, set-top boxes, Internet appliances, and interactive TV applications, and they are sold directly to original equipment manufacturers (OEMs). FOCUS Enhancements' complete line of video presentation and video production devices are sold globally through resellers and distributors to the broadcast, education, cable, business, industrial, presentation, Internet, gaming, home video production and home theater markets. More information on FOCUS Enhancements may be obtained from the company's SEC filings, or by visiting the FOCUS Enhancements home page at http://www.FOCUSinfo.com.

Safe Harbor Statement

Statements in this press release which are not historical including statements regarding management's intentions, hopes, expectations, representations, plans or predictions about the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding management's expectations of demand for FOCUS Enhancements' products, which impacts revenue and the gross margin percentage, management's plans to complete its Ultra Wideband (UWB) semiconductor chip designs, move UWB technology to silicon, and the performance of its UWB technology in silicon. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include customers' acceptance of recently introduced products, changes in customer order patterns, unforeseen increased costs in research and development, the company's ability to maintain adequate funding to develop and implement UWB technology, the ability of the company to migrate its UWB technology to silicon in a timely manner, if at all, the performance and acceptance of its UWB technology if and when successfully moved to silicon, and the risk factors specified in the company's Form 10-K for the year ended December 31, 2003, Form 10-Q for the period ended September 30, 2004 and other filings with the SEC. These statements are based on information as of March 8, 2005 and the company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

                      FOCUS Enhancements, Inc.
        Unaudited Condensed Consolidated Statements of Operations
               (In thousands, except per-share amounts)

                                 Three months ended    Twelve months ended
                                     December 31,          December 31,
                                   2004       2003       2004       2003
                                 --------   --------   --------   --------

Net revenue                      $  5,123   $  7,422   $ 20,015   $ 26,575
Cost of revenue                     3,918      5,125     13,514     17,477
                                 --------   --------   --------   --------
  Gross margin                      1,205      2,297      6,501      9,098

Operating expenses:
  Sales, marketing and support      1,270      1,123      4,853      4,313
  General and administrative          916        521      3,110      1,751
  Research and development          3,297      1,103      8,558      4,277
  Amortization of intangible
   assets                             256        132        860        528
  In-process research and
   development                          -          -        300          -
  Restructuring recovery                -          -          -        (29)
                                 --------   --------   --------   --------
                                    5,739      2,879     17,681     10,840
                                 --------   --------   --------   --------
    Loss from operations           (4,534)      (582)   (11,180)    (1,742)
  Interest expense, net               (12)       (43)       (80)      (193)
  Other income (loss)                 (17)       135         (7)       239
                                 --------   --------   --------   --------
    Loss before income tax
     expense                       (4,563)      (490)   (11,267)    (1,696)
  Income tax expense (benefit)       (283)         -       (282)         2
                                 --------   --------   --------   --------
    Net loss                     $ (4,280)  $   (490)  $(10,985)  $ (1,698)
                                 --------   --------   --------   --------

Net loss per share
  Basic and diluted              $  (0.08)  $  (0.01)  $  (0.22)  $  (0.04)

Weighted average common and
 common equivalent shares
  Basic and diluted                56,362     42,031     50,524     39,121

                  FOCUS Enhancements, Inc.
        Unaudited Condensed Consolidated Balance Sheets
            (In thousands, except per-share amounts)

                                                 December 31,  December 31,
                                                      2004          2003
                                                   ---------     ---------
                             Assets

Current assets:
  Cash and cash equivalents                        $   3,380     $   3,731
  Accounts receivable, net of allowances of
   $443 and $384                                       3,273         2,385
  Inventories                                          3,941         3,493
  Prepaid expenses and other current assets              473           368
  Restricted cash                                        312             -
                                                   ---------     ---------
      Total current assets                            11,379         9,977

Long-term assets:
  Property and equipment, net                          1,116           146
  Other assets                                            62           151
  Intangible assets, net                               1,577           635
  Goodwill                                            13,191         5,191
                                                   ---------     ---------
                                                   $  27,325     $  16,100
                                                   =========     =========

          Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                 $   2,555     $   2,292
  Borrowings under line-of-credit                        567             -
  Current portion of long-term debt                       55             -
  Deferred tax liability                                  47             -
  Accrued liabilities                                  2,609         1,989

                                                   ---------     ---------
      Total current liabilities                        5,833         4,281

Long-term liabilities:
  Convertible promissory notes payable to
   shareholder                                             -         3,867
  Long-term debt, net of current portion                 174             -
                                                   ---------     ---------
      Total long-term liabilities                        174         3,867

Stockholders' equity:
  Preferred stock, $0.01 par value; authorized
   3,000,000 shares; 3,161 and 1,904 shares issued
   at December 31, 2004 and December 31, 2003,
   respectively (aggregate liquidation preference
   $3,917)                                                 -             -
  Common stock, $0.01 par value; 100,000,000 shares
   authorized, 60,412,591 and 42,800,240 shares
   issued at December 31, 2004 and December 31,
   2003, respectively                                    603           428
  Additional paid-in capital                          95,457        71,295
  Accumulated deficit                                (74,006)      (63,021)
  Accumulated comprehensive loss                          14             -
  Treasury stock at cost, 497,055 shares at
   December 31, 2004 and December 31, 2003,
   respectively                                         (750)         (750)
                                                   ---------     ---------
      Total stockholders' equity                      21,318         7,952
                                                   ---------     ---------
                                                   $  27,325     $  16,100
                                                   =========     =========

Investor Relations Contacts:
Kirsten Chapman
David Barnard, CFA
Lippert/Heilshorn & Associates
(415) 433-3777
David@lhai-sf.com